AXP Federal Income Fund, Inc.
File No. 2-96512/811-4260

                                  Exhibit Index

Exhibit (h)(8)     Agreement and Plan of Reorganization, dated March 10, 2000

Exhibit (i)        Opinion and Consent of Counsel

Exhibit (j)        Independent Auditors' Consent